LEASE COMMENCEMENT DECLARATION

Dated: February 28, 2012
Mulberry Business Park
254 South Mulberry, Suite # 113
Mesa, Arizona

Tenant:	AMERICAN GREENER TECHINOLOGIES, INC.
Landlord:	MP Mulberry, LLC
Lease Dated:	February 8, 2012
Date of Possession:	February 28, 2012
Rent Commencement:	March 1, 2012 1st Two Month's rent of $5,800.00, a Security Deposit of $3,500.00 and sales tax of $137.25 has already been collected by Landlord.

The Tenant has taken possession of the premises in a "as is" condition. Tenant is now responsible for all interior normal wear and tear items within the premises.

In the event of any conflict between this Lease Commencement Declaration and the Lease of which it is a part, the terms of this Lease Commencement Declaration shall control.

This Lease Commencement Declaration is dated effective as of the date of the last signature by Landlord or Tenant.

LANDLORD:
MP MULBERRY, LLC

2/29/12

William P. Mahoney — Date
Managing Member

TENANT:
AMERICAN GREENER TECHNOLOGIES, INC.

Michael Boyko — Date
President

MDMulberryLeaseCommencement American Greener

MULBERRY BUSINESS PARK
254 S. MULBERRY, MESA - SUITE 113-114
GROSS LEASE AGREEMENT

This Lease Agreement made as of **February 8, 2012**, by and between **MP Mulberry LLC**, as "Landlord", and **American Greener Technologies Inc.**, an Arizona Corporation as "Tenant".

WITNESETH:

WHEREAS, Landlord is the owner of real property located in Maricopa County, described on Exhibit A hereto; and

WHEREAS, Tenant desires to lease from Landlord **+/- 5,000 Sq. Ft.** of a building commonly known by the street address of **254 S. Mulberry Street, Mesa, Arizona, Suite #113-114** as further defined in Exhibit "A" constructed upon the real property described on Exhibit A and related improvements (such space hereafter called the "leased premises");

Now, therefore, it is agreed as follows:

1. **Term.** Landlord hereby lets and leases to Tenant and Tenant hereby rents and hires from Landlord the leased premises, as defined in the recitals hereto, SUBJECT TO all covenants, conditions and restrictions, easements and rights-of-way, liens and encumbrances, and all other matters of record and all zoning restrictions and building codes. The term of this lease shall commence upon full execution of this Lease Agreement and Tenant's payment to Landlord of the attached invoice. This Lease shall be for a term of **Three (3) Years** following Commencement Date of **March 1, 2012**.

2. **Rent.** Tenant shall pay to the Landlord the monthly rental amount plus applicable rental tax as outlined in the attached Lease Addendum, in advance, on the first day of each and every calendar month of the term hereof. Rental for any partial month at the beginning or end of the term shall be prorated. Rental shall be paid without demand or notice by Landlord.

Tenant to pay its proportionate **Five (5%)** share of annual increases above base year costs. Base year to be **2011**.

Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be responsible for paying any share of any late charges, interest or penalties resulting from the Landlord's failure to timely pay any taxes and insurance, nor any tax in the nature of income tax on the rentals or other income Landlord receives from the Project. In the event any real estate tax may by paid in installments, Tenant shall only be responsible for its proportionate share of such installment(s).

Payments of rental shall be made to Landlord at **5202 N. Central Avenue #1, Phoenix Arizona 85012**. Landlord may from time to time designate that Tenant pay rental in a different manner or at a different place.

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Tenant shall pay, as additional rental, concurrent with each monthly rental installment, all privilege, sales, excise, rental or other tax, if any (other than income taxes), imposed upon the monetary obligations herein provided to be paid by Tenant, or upon sums received by Landlord, whether such imposition of tax be by the United States Government, the State of Arizona or any subdivision or municipality thereof.

Tenant shall pay to Landlord a late charge equal to ten percent (10%) of any installment of monthly rental or additional rent that is received by Landlord ten (10) or more days after any such payment is due and payable. Such late charge shall be paid, without demand by Landlord, concurrent with such late payment.

3. **Security Deposit**. Upon execution of this lease, Tenant shall deliver to Landlord **Three Thousand Five Hundred Dollars ($3,500.00)** as a security deposit to secure Tenant's performance of the terms of this lease. If Tenant fully performs it's obligations hereunder (excluding normal wear and tear to the leased premises), the security deposit shall be returned without interest thereon to Tenant within thirty (30) days of lease termination and/or Tenant's formal walk-thru with Landlord of the vacated space after the space has been cleaned to the satisfaction of Landlord.

Within five (5) days after the termination or expiration of this Lease, Landlord and Tenant (or their designated agents) shall meet at the Premises to conduct a walk-through and determine if Tenant has satisfied its obligations under the Lease. If Landlord and Tenant agree on any matters that Tenant is required to repair, Tenant shall do so within ten (10) days after the date of such walk-through and Landlord shall provide Tenant reasonable access to the Project and the Premises for the purpose of completing the same. If no such repairs are necessary, or within ten (10) days after Tenant has made such repairs, as applicable, Landlord shall return the entire security deposit to Tenant.

4. **Use and Occupancy of Leased Premises**. Tenant shall use and occupy the leased premises throughout the term hereof only for general office and warehouse uses. **Tenant will be utilizing the space for general offices, warehousing, and distribution of non-toxic, environmentally safe, cool cleaning products and other related uses.** Tenant shall comply with all applicable federal, state and municipal laws, rules, ordinances, regulations and orders with respect to the occupancy and use of the leased premises.

Tenant covenants and agrees that it will not make or permit any use of the leased premises which will invalidate or increase the premium for any insurance which Landlord may now or hereafter have thereon.

Tenant further covenants and agrees that Tenant shall strictly control and be primarily responsible to require all of its invitees and clients to conduct themselves so as to not pose a real or perceived threat to any other tenant or occupant.

5. **Repairs and Alterations**. Tenant may at its own expense make such alterations, installations, improvements and repairs to the interior of the leased premises as may be necessary for the use and occupancy thereof; provided, however, no structural change shall be made to any portion of the leased premises and no nonstructural changes exceeding **$5,000.00** in the aggregate shall be made without the written approval of Landlord first had and obtained.

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Tenant agrees that it will pay when due all charges for labor and materials used by or furnished to Tenant in connection with such alterations, installations, improvements or repairs. Tenant agrees to keep the leased premises free from liens of any kind created by or due to Tenant's act or omission.

6. **Repair of Improvements on the Leased Premises.** Landlord shall maintain and repair at its sole cost the exterior walls, roof and structural parts of the building of which the leased premises are a part in good condition throughout the term, ordinary wear and tear and injury thereto or destruction by fire, wind damage, earthquake or act of God excepted. In addition, Landlord shall be responsible for major repair, in excess of Twenty Five Hundred Dollars ($2,500.00) dollars, of the heating, ventilation and air conditioning system, the plumbing system to the interior drains and the electrical system to the interior sub-panels (any plumbing or electrical modifications required by reason of Tenant's fixtures shall be at the sole cost of Tenant) not caused by negligent misconduct by the Tenant. Landlord shall not be liable for damages claimed to have resulted from lack of proper repair of the exterior walls, roof or structural parts of the building, or routine changing of air filters of the heating, ventilation or air conditioning system, plumbing or electrical as described above, except after Tenant has given Landlord written notice of such claimed disrepair and an opportunity to remedy such condition. Tenant shall be responsible, and Landlord shall not be liable, for all damages and repairs which result from Tenant's acts or omissions.

Except for the exterior walls, roof and structural parts thereof, and the non-routine costs associated with heating, ventilation and air conditioning system, plumbing or electrical as described above, Tenant shall maintain and repair the entire leased premises, including the plate glass, windows, window frames, doors and door frames in good condition throughout the term, ordinary wear and tear excepted. Tenant shall maintain the leased premises in a clean condition.

7. **Water, Sewer, and Trash Collection.** Landlord shall provide reasonable amounts of water, sewer and basic trash collection to the leased premises. Tenant shall be responsible for maintaining the area in and around dumpsters clean and free from debris or obstructions. Tenant shall only use reasonable amounts of water, sewer, and trash services. Landlord shall have the sole right to determine if Tenant's use mandates either an extra monthly charge or additional trash service contracted directly with Tenant.

8. **Utilities.** Except as set forth in Section 7 hereof respecting water and sewer, Tenant agrees to pay before delinquency all charges for utilities used by Tenant or charged to the leased premises, including without limiting the generality of the foregoing, telephone and electricity. Tenant agrees not to permit any charges of any kind to accumulate or become a lien against the leased premises. Tenant shall supply its own janitorial service.

9. **Fixtures and Equipment.** If Tenant is not then in default, Tenant shall have the right at any time during this lease or upon the expiration of the term hereof to remove any moveable trade fixtures, personal property and equipment of Tenant; provided, however, Tenant shall repair any damage caused to the leased premises by any such removal.

10. **Signs.** No signs shall be erected by Tenant upon or about the leased premises without Landlord's written consent. Any signs erected in violation of the preceding may be removed by Landlord and Tenant shall repair any damages which may be occasioned to the leased premises by reason of such removal. Tenant's signage shall conform to Landlord's

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then current signage at the time of installation. Landlord consents to Tenants' signage that is attached to the glass entryway portion of tenant's suite. All costs associated with Tenant signage shall be borne by the Tenant.

(a) Landlord must be reasonable in exercising any approval rights.

(b) Tenant's signage must comply with Landlord's then current sign criteria and Landlord shall not apply its sign criteria to Tenant retroactively.

11. **Zoning, Permits, and Access.** Tenant acknowledges that Landlord gives no warranties, express or implied, as to current or future zoning, permits and access for the leased premises. To the best of Landlord's knowledge, Tenant's use of the premises is consistent with the current permitted uses as they relate to current zoning (M-1: general office/industrial.)

12. **Quiet and Peaceful Possession.** Landlord agrees that Tenant upon paying the rentals in this lease provided, and upon performing all of the covenants and obligations to be performed by Tenant hereunder, shall and may quietly and peaceably have, hold and enjoy the leased premises and the whole thereof for the full term of this lease.

13. **Surrender of the Premises.** Upon the expiration of the term of this lease or its earlier termination, Tenant will forthwith surrender and deliver said leased premises to Landlord in as good condition and repair as the leased premises are when Tenant takes possession, ordinary wear and damage by the elements excepted.

14. **Insurance.** Tenant, at its own expense, agrees that Tenant shall maintain in effect the following policies of insurance written by one or more responsible insurance carrier that has an A rating in the latest Best's Guide of Insurance:

(a) All workmen's compensation insurance required under all applicable workmen's compensation acts;

(b) Public liability insurance covering the leased premises and Tenant's operation on the same to insure with policy limits of not less than the following: $1,000,000, combined single limit for injury to or death of any number of persons or for damage to property of others arising out of any one occurrence. Said policy or policies shall provide, among other things, that it shall specifically recognize and insure each and every contractual liability undertaken by Tenant under the provisions of this lease;

(c) Each policy shall specifically state that it is primary insurance as to liabilities incurred and that any similar insurance carried by Landlord shall be excess insurance. Tenant shall cause to be delivered to Landlord a duly executed certificate or certificates of insurance evidencing all insurance coverage required by these provisions.

(d) Any failure of Tenant to effect and maintain any policy or policies of insurance required to be maintained by it hereunder, to pay the premiums therefore when due or to cause said certificate of insurance to be delivered to Landlord when required, shall entitle Landlord to effect said insurance and pay the requisite premium therefore. Any amount so paid by Landlord shall be repaid to Landlord by Tenant as additional rent with the next installment of rent coming due hereunder.

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15. **Indemnity.** Tenant agrees to defend, indemnify and hold harmless Landlord, its agents, servants, employees, officers and directors against any, all, and every demand, claim, assertion of liability, or action, loss, damages, liability, costs and expenses (including without limitation attorneys' fees) arising or alleged to have arisen out of any act or omission of Tenant, its agents, sublessees, servants, employees, invitees and clients. Tenant's liability under this lease extends to the acts and omissions of any sublessees, subagents or assigns, and any agent or servant of any sublessees, subagents or assigns, and any agent, servant, employee, visitor, patron, invitee, client or licensee of any such sublessee, subagent or assign.

Landlord agrees to defend, indemnify and hold harmless Tenant, its agents, servants, employees, officers and directors against any, all, and every demand, claim, assertion of liability, or action, loss, damages, liability, costs and expenses (including without limitation attorney's fees) arising or alleged to have arisen out of any act or omission of Landlord, its agents, sublessees, servants, employees, invitees and clients. Landlord's liability under this lease extends to the acts and omissions of any sublessees, subagents or assigns, and any agent or servant of any sublessees, subagents or assigns, and any agent, servant, employee, visitor, patron, invitee, client or licensee of any sublessee, subagent or assign.

16. **Damage to Premises.** If a building or the buildings comprising the leased premises shall be destroyed by fire or other cause even if the leased premises are not damaged or destroyed, or be so damaged thereby as to make the leased premises untenantable and said premises cannot be made tenantable within ninety (90) days after Landlord's receipt of any insurance proceeds payable because of said casualty, either Landlord, in any instance, or Tenant, in case the leased premises are damaged or destroyed, shall have the option of terminating this lease by delivering written notice of such termination to the other party. If the leased premises are so damaged as not to require termination of this lease, Landlord shall restore the premises to the extent insurance proceeds are available, using all diligence so to do within one-hundred twenty (120) days of receipt of any insurance proceeds, unless prevented by strikes or other causes beyond its control. If the remainder of the lease term is less than the amount of time required to repair the leased premises, either Landlord or Tenant shall have the option of terminating this lease by delivering written notice to the other party before such repair commences. Until the leased premises is so restored, the base rental payable by Tenant shall abate in the proportion that the usable portion of said premises bears to the total area of the leased premises. All insurance proceeds payable by insurance carried by Landlord for such damage shall belong to Landlord. In no event shall Landlord be required to expend any sums in excess of the insurance proceeds actually received by Landlord.

17. **Assignment and Subletting.** Tenant shall not assign this lease or sublease all or any portion of the leased premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In no event will Tenant receive financial benefit in the form of higher rental payment than what is defined in this lease. Any rent over and above what is outlined in this leased will benefit the Landlord only. Consent to one assignment or sublease shall not waive the requirement for consent to future assignments or subleases. If Landlord assigns or conveys its interest in the leased premises, Landlord shall be released from all liability hereunder and Tenant shall look only to Landlord's successor-in-interest for performance of this lease.

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18. **Attorneys' Fees.** If either party successfully enforces any of the provisions of this lease against the other party hereto, then such party's reasonable attorneys' fees incurred in the enforcement of this lease shall be paid by the other party hereto, whether or not suit is brought.

19. **Notices and Demands.** Written notices to Landlord hereunder shall, until further notice by Landlord, be addressed to Landlord at:

MP Mulberry LLC
c/o Karen DeMarsilis
5202 N. Central Avenue #1
Phoenix, Arizona 85012

Written notices to Tenant hereunder shall, until further notice by or on behalf of Tenant, be addressed as: Attention: General Counsel, 10801 Wayzata Blvd., Minnetonka, MN 55305

All notices shall be delivered personally or by certified or registered mail. Notice that is personally delivered shall be deemed delivered on the date delivered. Notice that is mailed shall be deemed delivered and effective one (1) business day after deposit in the United States mail.

20. **Default.** MONETARY DEFAULT

In the event the rental or any other money payments due hereunder shall be unpaid when due, and is not cured by Tenant within five (5) days after delivery of written notice from Landlord specifying such default, Landlord shall thereupon be entitled to all remedies to which it may be entitled. Landlord's remedies shall include, but are not limited to, the right to terminate this lease without further notice and/or re-enter the leased premises and to again repossess and enjoy the same and all improvements thereon; and in addition thereto, all damages that Landlord may have sustained in account of Tenant's nonfulfillment or nonperformance of the agreements and provisions hereof or for any other sums that may be due according to the terms hereof (including without limitation all attorneys' fees and costs, brokerage fees, alterations, advertising and moving and storage of Tenant's property). No surrender of the leased premises by Tenant shall be effective unless such surrender is accepted in writing by Landlord.

NON-MONETARY DEFAULT

Tenant shall be in default hereunder in the event that such obligation, other than non-payment of rent or other money, cannot be fulfilled and performed fully within such fourteen (14) day period, unless Tenant after such notice shall fail during such fourteen (14) day period to commence promptly and thereafter to continue diligently and in good faith to fulfill and perform such obligation, but in no event shall such period of performance extend more than thirty (30) days from the date of notice from Landlord.

Any monetary payment due Landlord hereunder, other than late charges, not received within ten (10) days following a date on which it is due, shall bear interest from the 10th day after it was due at the rate of 18% per annum, in addition to the late charge provided for in Section 7.

LANDLORD OBLIGATIONS

The Landlord covenants and agrees to undertake the following with respect to the Premises:

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(a) To pay all taxes when due; and

(b) To keep the Premises free of all liens and encumbrances, except for mortgage liens where there is a non-disturbance agreement with Tenant; and

(c) Maintain property insurance and comprehensive general liability insurance as required in the Lease and to pay premiums when due; and

(d) Promptly pay all common area utility charges; and

(e) Indemnify and hold Tenant harmless from any claims related to Hazardous Materials in, under or emanating from the Premises, except for those released by the Tenant.

21. **Subrogation Waiver.** Tenant hereby releases Landlord, and waives all right of recovery against Landlord, for any loss of or damage to the property of Tenant, property of others for which Tenant is liable, or may become liable, or as to which Tenant may have assumed liability, property of others in the actual or constructive custody of Tenant, including earnings derived there from, caused by or resulting from fire, the perils of the commonly referred to extended coverage endorsement, or from perils insured against under any insurance policies maintained by Tenant, regardless of the cause of such loss or damage even though it results from some act or negligence of Landlord, its agents or representatives.

22. **Subordination.** This Lease and the rights of Tenant under the terms of the Lease are automatically subject and subordinate to the lien, terms and conditions of any mortgage or deed of trust and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant (including a consolidated mortgage or deed of trust) constituting a lien on the Premises or Landlord's interest therein or any part thereof, whether such mortgage or deed of trust is presently existing or hereafter created and placed on or against the Premises, Building and/or Project by Landlord, and to any ground or master lease if Landlord's title to the Premises or any part thereof is or shall become a leasehold interest; provided, however that Landlord may, at Landlord's option, cause this Lease to be superior to any such mortgage or deed of trust or ground or master lease. To further assure the foregoing subordination or superiority, Tenant agrees, at Landlord's request, together with the request of any mortgagee under a mortgage or beneficiary under a deed of trust or ground or master lessor, to execute any instrument (including without limitation an amendment to this Lease that does not materially and adversely affect Tenant's rights or duties under this Lease), or instruments intended to subordinate this Lease, or at the option of the Landlord, to make it superior to any mortgage, deed of trust, or ground or master lease. Notwithstanding any such subordination, Tenant's right to occupy the Premises pursuant to this Lease shall remain in effect for the full Lease term as long as Tenant is not in default by the terms of this Lease.

23. **Attornment**. Tenant agrees (a) to attorn to any mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises and to any party acquiring title to the Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, and to any ground or master lessor, as the successor to Landlord hereunder, at the option of such mortgagee, beneficiary, party acquiring title or ground or master lessor, (b) to execute any Attornment agreement reasonably requested by a mortgagee, beneficiary, ground or master lessor, or party so acquiring title to the Premises, and (c) that this Lease, subject to the rights under any outstanding non-disturbance agreement, at the option of such mortgagee, beneficiary, or ground or master lessor, or other party, shall remain in force notwithstanding any such judicial foreclosure, trustee's sale, deed in lieu of foreclosure, or merger of titles. Notwithstanding the foregoing,

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neither a mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises, any party acquiring title to the Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, nor any ground lessor or master lessor, as the successor to Landlord hereunder, shall be liable or responsible for any breach of a covenant contained in this Lease that occurred before such party acquired its interest in the Premises and no such party shall be liable or responsible for any security deposits held by Landlord hereunder which have not been transferred or actually received by such party, and such party shall not be bound by any payment of rent or additional rent for more than two (2) months in advance.

24. **Mechanic's Liens.** Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will keep the Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant, Tenant's Agents, or any person or entity claiming through or under Tenant. In the event that Tenant shall not, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be released of record within (10) days of the imposition of such lien by payment or posting of a proper bond. Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All such sums paid and all expenses incurred by Landlord in connection therewith shall be due and payable to Landlord by Tenant on demand. Failure of Tenant to fully comply with the terms of this SECTION 24, MECHANIC'S LIENS shall constitute an Event of Default under this Lease.

25. **Estoppel Certificates.** Tenant agrees, from time to time, upon not less than ten (10) days prior written notice from Landlord, to execute and deliver to Landlord a statement (a) certifying that the Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which Rent or other charges have been paid (in advance or otherwise, if any), (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord (or specifying in detail the uncured default as claimed, if any) and the status of the Lease, (c) the termination date of this Lease (collectively, the "Estoppel Certificate"). Tenant's obligation to furnish each Estoppel Certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an Estoppel Certificate. Tenant's failure to deliver an Estoppel Certificate within the time frame requested shall be conclusive upon Tenant that (a) this Lease is in full force and effect without modification except as may be represented by Landlord, (b) to Tenant's knowledge there are no uncured defaults in Landlord's performance, and (c) no rent has been paid in advance except as set forth in this Lease.

26. **Financial Statements.** OMIT

27. **Transfer of Landlord's Interest.** In the event Landlord shall sell or otherwise convey its title to the Premises, after the effective date of such sale or conveyance Landlord shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of sale or conveyance, and Tenant shall seek performance solely from Tenant's purchaser or successor in title. In connection with such

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sale or transfer, a Landlord may assign its interest under this Lease without notice to or consent by Tenant. In such event, Tenant agrees to be bound and attorn to any successor Landlord. Tenant shall be under no obligation to pay Rent or other sums to be paid by Tenant under this Lease to any successor Landlord until Tenant receives written notice setting forth the name of the successor Landlord and the address at which such payments shall be made. Nothing contained herein shall be deemed to relieve Tenant from its liability to pay such rent and other sums to the selling or transferring Landlord prior to the receipt of such notice.

28. **Authority** If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this lease on its behalf. Each party shall, after written request, deliver to the other party satisfactory evidence of such authority.

29. **Limitation of Liability.** Anything to the contrary in this lease notwithstanding, the parties hereto agree that there shall be no personal liability on the part of the Landlord with respect to any of the terms, covenants, conditions and provisions of this lease, and Tenant shall look solely to the equity of Landlord, its successors and assigns in the leased premises for the satisfaction of each and every remedy of Tenant in the event of any breach of Landlord, its successors and assigns, of any of the terms, covenants, conditions and provisions of this lease to be performed by Landlord, such exculpation of personal liability is to be absolute and without any exception whatsoever.

30. **Captions.** The captions used as headings for the various paragraphs are for convenience only, and are not to be considered as part of this lease or used in determining the intent or context thereof.

31. **Benefit.** This Lease Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators and assigns; subject, however, to the provisions hereof with respect to assignment or subleasing by Tenant.

32. **Additional Rent.** All amounts payable or to be reimbursed by Tenant to Landlord hereunder shall be deemed to be additional rental regardless of how denominated. Except as otherwise specified herein, such additional rental shall be immediately paid by Tenant without demand or notice by Landlord.

33. **Condemnation.** If during the Term of this Lease Agreement the leased premises or a portion of the leased premises, or the building or a portion of the building containing the leased premises (the "Area Taken") shall be taken (even if the leased premises are not taken) as a result of the exercise or threat of the power of eminent domain Landlord shall have the right, at its option: (i) to terminate this Lease; or (ii) upon delivery of possession to the condemning authority of the Area Taken, without further action of the parties, this Lease Agreement shall be amended by deleting from the description of the leased premises, in Exhibit "A", the Area Taken, and except as so amended this Lease Agreement and Tenant's obligations under this Lease Agreement, with the exception of the rent obligations specified in this Lease Agreement, which rent obligations may abate in proportion to the Area Taken, as of the day on which the condemning authority shall take possession, shall continue in full force and effect without change. In the event Landlord elects to terminate the Lease Agreement in accordance with the above, the Lease Agreement shall be terminated as of the date on which the

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Lease Agreement shall be prorated to such date. The entire amount of any award for such taking shall belong to Landlord, and Tenant assigns any right it may have to any portion of such award.

If the Landlord does not elect to terminate the Lease due to a partial taking, Landlord shall promptly (but no later than 120 days after the taking) restore the leased premises so that it consists of one functioning, cohesive unit. If Landlord cannot complete such restoration within such 120 day period, Tenant may terminate the Lease by delivering written notice to Landlord.

34. **Hazardous Materials.** Tenant shall not store, use or dispose of any Hazardous Materials on the leased premises. As used herein, "Hazardous Materials" shall include but not be limited to substances defined as hazardous substances, "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; and those substances controlled or defined under similar state statutes or regulations.

Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and its agents harmless for, from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and disposal of Hazardous Materials in violation of this Section. Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord harmless from and against any and all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the leased premises and any other property of whatever nature to their condition existing prior to Tenant's storage, use or disposal of the Hazardous Materials on the Premises. Tenant's obligations hereunder shall survive the termination of this Lease.

35. **Miscellaneous:**

SEE ADDENDUM ATTACHED

In witness whereof, the parties hereto have executed this Lease Agreement and Addendum as of the day and year first above written.

LANDLORD: MP/MULBERRY LLC

William P. Mahoney — 2/9/12
William P. Mahoney
Managing Member
Date

TENANT: AMERICAN GREENER TECHNOLOGIES INC.

Michael Boyko — 2/9/2012
Michael Boyko
President
Date

ADDENDUM TO STANDARD INDUSTRIAL LEASE
MULTI-TENANT LEASE - GROSS

To that certain lease **(254 Mulberry Street, Suite 113-114, Mesa, Arizona 85202)**

Dated: February 8, 2012

Between: **MP MULBERRY, LLC, LANDLORD**

And

AMERICAN GREENER TECHNOLOGIES INC., TENANT

40. **PREMISES:** The space will be leased on an "AS IS" basis. Landlord will not be responsible for any additional tenant improvements to this suite.

41. **BASE RENT SCHEDULE:** **254 S. Mulberry, Suite 113-114, +/- 5,000 Sq. Ft.**

Months	Monthly Base Rent*
March 1, 2012-April 30, 2012	$2,900.00 **
May 1, 2012-July 31, 2012	$0
August 1, 2012-February 28, 2013	$2,900.00
March 1, 2013-February 28, 2014	$3,150.00
March 1, 2014-February 28, 2015	$3,300.00

* Not including monthly Common Area Maintenance expense and applicable rental tax.

** 1st two (2) months base rent collected upon execution of the lease.

42. **COMMON AREA MAINTENANCE:** In addition to the monthly rent, Tenant will pay a charge of **$.03 PSF ($150.00)** for Tenant's portion of the Common Area Maintenance cost during the first year. This charge may be adjusted accordingly to reflect the actual building operating expenses on an annual basis. A full breakdown of this .03 cent/SF charge will be provided to Tenant evidencing new C.A.M. charge. These expenses include (but not just limited to) water and sewer, trash, landscaping, parking, lot sweeping, exterior lighting, and other miscellaneous building related operating expenses. This C.A.M. expense will be due and payable during Tenant's granted no base rent payment months.

W.P.M.

The Tenant will be responsible for the A/C units and/or evaporative cooling units servicing twice a year (Spring and Fall) under a maintenance contract. Landlord currently has HVAC maintenance contractor performing this work, this cost can be passed back to Tenant when the work is performed. Tenant may provide their own mechanical service provider at their own expense to perform this maintenance service work on the suite's mechanical equipment. Tenant must provide written evidence by a licensed HVAC company of their scope of service to be performed to satisfy this tenant obligation. The Tenant will be responsible to have all filters for these units cleaned/replaced at a minimum of quarterly basis.

43. INVOLUNTARY TRANSFER: In the event Landlord is removed from ownership by means of Involuntary Transfer, Tenant shall have the unilateral right to terminate this lease with One Hundred Twenty (120) days prior written notice after the new ownership is vested.

44. MISCELLANEOUS: In the event any conflict between this Addendum and the lease of which it is a part, the terms of this Addendum shall control.

This lease and Addendum is dated effective as of the date of the last signature by Tenant or Landlord.

LANDLORD:	TENANT:
MP MULBERRY LLC	**AMERICAN GREENER TECHNOLOGIES INC.**
William P. Mahoney, Managing Member — Date 2/9/12	Michael Boyko, President — Date 2/9/2012

MPMulberryAddendumAmericanGreener

EXHIBIT A

Legal Description



BUILDING 2
254 S. Mulberry, Mesa, Arizona

Floor Plan - Suite 113

615808.3

W.P.M.



American Greener Technologies, Inc.
20 P.M.
S. MULBERRY STREET
E
Site Plan - Exhibit 6